EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jinhu Zhang, President and Chief Executive Officer of Lusora Healthcare Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB of Lusora Healthcare Systems Inc. for the quarterly period ended May 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lusora Healthcare Systems Inc.

Dated: July 14, 2006

/s/ Jinhu Zhang

Jinhu Zhang

President, Chief Executive Officer and

a member of the Board of Directors

(Principal Executive Officer, Principal

Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lusora Healthcare Systems Inc. and will be retained by Lusora Healthcare Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.